Exhibit 99.1

Baker Hughes, a GE company Announces Tender Offers for Certain Outstanding Debt Securities
LONDON & HOUSTON— (December 4, 2017) — Baker Hughes, a GE company (NYSE: BHGE) (“BHGE”), announced today the commencement of tender offers by its subsidiary, Baker Hughes, a GE company, LLC (“BHGE LLC”), for debt securities of BHGE LLC or its subsidiaries.  The tender offers consist of offers to purchase for cash:
1)
any and all (the “Any and All Tender Offers”) of the outstanding (i) 7.500% Senior Notes due 2018 (the “7.500% 2018 Notes”) and (ii) 6.000% Senior Notes due 2018 (the “6.000% 2018 Notes” and, together with the 7.50% 2018 Notes, the “Any and All Notes”); and

2)
up to $175 million (the “Aggregate Maximum Purchase Price”) in aggregate purchase price (the “Maximum Tender Offers” and, together with the Any and All Tender Offers, the “Tender Offers”) of the outstanding (i) 8.550% Debentures due 2024 (the “2024 Notes”) and (ii) 6.875% Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Maximum Tender Offer Notes,” and, together with the Any and All Notes, the “Securities”).

The Tender Offers are summarized in the tables below and are being made pursuant to an Offer to Purchase, dated December 4, 2017 (the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offers.  Copies of the Offer to Purchase and the form of notice of guaranteed delivery with respect to the Any and All Notes are available at www.dfking.com/bhge.

Any and All of the Principal Amount Outstanding of the Securities Listed Below:
Title of Security	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread
6.000% Senior Notes due 2018(1)	055482 AJ2	$196,873,000	0.875% UST due 05/31/2018	FIT3	40 bps
7.500% Senior Notes due 2018(2)	057224 AY3	$525,378,000	1.250% UST due 11/15/2018	FIT4*	50 bps
(1) The 6.000% 2018 Notes were issued by BJ Services Company and subsequently assumed by its successor Western Atlas Inc., a subsidiary of BHGE LLC. On July 3, 2017, BHGE LLC, Baker Hughes Co-Obligor, Inc. (the “Co-Obligor”), Baker Hughes Oilfield Operations, LLC and Baker Hughes International Branches, LLC became co-obligors of the 6.000% 2018 Notes.
(2) The 7.500% 2018 Notes were issued by Baker Hughes Incorporated (“BHI”).  On July 3, 2017, BHGE LLC, as successor to BHI, and the Co-Obligor became co-obligors of the 7.500% 2018 Notes.
* The Bloomberg Reference Page may change to FIT3 prior to the Any and All Price Determination Date (as defined below).

The Any and All Tender Offers will expire at 5:00 p.m., New York City time, on December 8, 2017, unless extended or earlier terminated by BHGE LLC (the “Any and All Tender Expiration Date”).  Holders of the Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Tender Expiration Date to be eligible to receive the Total Consideration for such Any and All Notes.
Up to $175,000,000 in Aggregate Maximum Purchase Price(1) of the Outstanding Securities Listed Below:
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Early Tender Payment (per $1,000 principal amount)(4)	Fixed Spread (basis points)
8.550% Debentures due 2024(2)	957674 AD6	$112,944,000	1	2.250% UST due 11/15/2027	FIT1	$50.00	40 bps
6.875% Notes due 2029(3)	057224 AK3	$305,788,000	2	2.250% UST due 11/15/2027	FIT1	$50.00	80 bps

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(1) The Aggregate Maximum Purchase Price for the Maximum Tender Offer Notes includes the Total Consideration (as defined below) and excludes Accrued Interest (as defined below) and fees and expenses related to the Tender Offers.
(2) The 2024 Notes were issued by Western Atlas Inc.  On July 3, 2017, BHGE LLC, the Co-Obligor, Baker Hughes Oilfield Operations, LLC and Baker Hughes International Branches, LLC became co-obligors of the 2024 Notes.  The interest payment payable on December 15, 2017 with respect to the 2024 Notes will be paid to record holders of the 2024 Notes as of December 1, 2017 and will thus not be included in the calculation of Accrued Interest payable on the 2024 Notes purchased in the Maximum Tender Offers.
(3) The 2029 Notes were issued by BHI.  On July 3, 2017, BHGE LLC, as successor to BHI, and the Co-Obligor became co-obligors of the 2029 Notes.  The interest payment payable on January 15, 2018 with respect to the 2029 Notes will be paid to record holders of the 2029 Notes as of January 1, 2018 and will thus not be included in the calculation of Accrued Interest payable on the 2029 Notes purchased in the Maximum Tender Offers at the Maximum Tender Final Settlement Date (as defined below), if any.
(4) The Total Consideration for Maximum Tender Offer Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment (as defined below). The Total Consideration is subject to the Aggregate Maximum Purchase Price and proration in accordance with the Acceptance Priority Levels, as more fully set forth in the Offer to Purchase.

The Maximum Tender Offers will expire at 12:00 midnight, New York City time, on January 2, 2018 (one minute after 11:59 p.m., New York City time, on January 2, 2018), unless extended or earlier terminated by BHGE LLC (the “Maximum Tender Expiration Date”).  Holders of the Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on December 15, 2017, unless extended (the “Early Tender Date”), to be eligible to receive the Total Consideration for such Maximum Tender Offer Notes, which is inclusive of an amount in cash equal to the applicable amount set forth in the table above under the heading Early Tender Payment (the “Early Tender Payment”).  Holders of the Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to the Maximum Tender Expiration Date will be eligible to receive the Total Consideration for such Maximum Tender Offer Notes less the amount of the Early Tender Payment.  The amount of each of the Maximum Tender Offer Notes that are purchased will be determined in accordance with the acceptance priority levels noted in the table above (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level.
The applicable consideration (the “Total Consideration”) payable for each $1,000 principal amount of Securities of each series validly tendered and accepted for payment pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Security (the “Fixed Spread”) specified in the tables above plus the applicable yield to maturity based on the bid-side price of the applicable U.S. Treasury Security specified in the applicable table above.  The Total Consideration will be calculated as of 11:00 a.m., New York City time, on December 8, 2017, in the case of the Any and All Tender Offers (the “Any and All Price Determination Date”), and at 11:00 a.m., New York City time, on December 18, 2017, in the case of the Maximum Tender Offers, in each case unless extended by BHGE LLC.  In addition to the Total Consideration, payment for the Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase (“Accrued Interest”).
The settlement date for the Any and All Tender Offers is expected to be promptly after the expiration of the Any and All Tender Offers, which is expected to be December 11, 2017, the first business day after the Any and All Tender Expiration Date.  The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment on the Early Tender Date is expected to be promptly after the Early Tender Date, which is expected to be December 19, 2017, the second business day after the Early Tender Date (the “Maximum Tender Early Settlement Date”).  The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment after the Early Tender Date but on or prior to the Maximum Tender Expiration Date is expected to be January 4, 2018, the second business day after the Maximum Tender Expiration Date (the “Maximum Tender Final Settlement Date”), assuming the Aggregate Maximum Purchase Price is not purchased on the Maximum Tender Early Settlement Date.
The Any and All Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on December 8, 2017, unless such date and time is extended by BHGE LLC, but not thereafter.  The Maximum Tender Offer Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on December 15, 2017, unless such date and time is extended by BHGE LLC, but not thereafter.

The obligation of BHGE LLC to accept for purchase and to pay the Total Consideration and the Accrued Interest on Securities purchased pursuant to the Tender Offers is not subject to any minimum tender condition, but is subject to satisfaction or waiver of certain other conditions described in the Offer to Purchase.  These conditions include BHGE LLC having closed, on terms and conditions satisfactory to BHGE LLC, one or more offerings of senior notes resulting in net proceeds to BHGE LLC in an amount not less than the amount required, upon the terms and subject to the conditions of the applicable Tender Offer, to purchase all the Securities validly tendered and accepted for purchase in the Tender Offers and to pay Accrued Interest thereon and fees and expenses associated therewith.  BHGE LLC is commencing such an offering concurrently with the Tender Offers.  BHGE LLC also reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate any of the Tender Offers; (iii) increase or decrease the Aggregate Maximum Purchase Price; or (iv) otherwise amend any of the Tender Offers in any respect.
BHGE LLC has retained Morgan Stanley & Co. LLC and Barclay Capital Inc. to serve as dealer managers for the Tender Offers. D.F. King & Co., Inc. has been retained to serve as the tender and information agent for the Tender Offers.
Holders of the Securities are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offers.
Questions regarding the Tender Offers may be directed to: Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 or Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581.  The Offer to Purchase and, in connection with the Any and All Notes, the notice of guaranteed delivery may be accessed at the following link: http://www.dfking.com/bhge or obtained from D.F. King & Co., Inc., free of charge, by calling toll-free at (866) 796-7179 (bankers and brokers can call collect at 212-269-5550) or by e-mail at bhge@dfking.com.
This news release shall not be construed as an offer to purchase or sell or a solicitation of an offer to purchase or sell any of the Securities or any other securities.  BHGE LLC, subject to applicable law, may amend, extend or terminate the Tender Offers and may postpone the acceptance for purchase of, and payment for, the Securities so tendered.  The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of BHGE, BHGE LLC, the dealer managers, the information agent or the depositary makes any recommendations as to whether holders of the Securities should tender their Securities pursuant to the Tender Offers.
Forward-Looking Statements
This news release may contain forward-looking statements (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements.

These forward-looking statements are also affected by the risk factors described in BHGE’s Registration Statement on Form S-4 (File No. 333-216991), filed by BHGE with the Securities and Exchange Commission (“SEC”) and declared effective on May 30, 2017; BHGE’s subsequent quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2017 and September 30, 2017; BHGE LLC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017; and those set forth from time to time in other filings with the SEC by BHGE and BHGE LLC. The documents are available through BHGE’s website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
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About Baker Hughes, a GE company
Baker Hughes, a GE company (NYSE: BHGE) is a fullstream provider of integrated oilfield products, services and digital solutions. We deploy minds and machines to enhance customer productivity, safety and environmental stewardship, while minimizing costs and risks at every step of the energy value chain. With operations in over 120 countries, we infuse over a century of experience with the spirit of a startup - inventing smarter ways to bring energy to the world.
Contacts:
Investor Relations:
Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Media Relations:
Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com
Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com